UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

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Travelport Worldwide Limited

(Exact name of registrant as specified in its charter)
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Bermuda	001-36640	98-0505105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom
(Address of principal executive office)

Registrant’s telephone number, including area code +44-1753-288-000

N/A
(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.0025	TVPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on May 30, 2019, of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), by and among Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), and, following the execution of a joinder dated December 11, 2018, Toro Private Holdings IV, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act, as amended, Merger Sub was merged with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (such merger, the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2019, in connection with the Merger, certain subsidiaries of the Company entered into a guaranty of the obligations of Parent under each of (i) a first lien credit agreement with Bank of America, N.A., as administrative agent, collateral agent, a letter of credit issuer and a lender, and the other lenders and letter of credit issuers party thereto, providing for a $2,800 million first lien term loan and a $150 million first lien revolving credit facility (collectively, the “New First Lien Credit Facilities”), and (ii) a second lien credit agreement with Bank of America, N.A., as administrative agent, collateral agent and a lender, and the other lenders party thereto, providing for a $500 million second lien term loan (the “New Second Lien Credit Facility” and, together with the New First Lien Credit Facilities, collectively, the “New Credit Facilities”). Immediately following the initial borrowings under the New Credit Facilities, a subsidiary of the Company assumed the obligations of Parent under the New Credit Facilities.

The information set forth in the Introductory Note is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

Credit Agreement. On May 30, 2019, in connection with the Merger, Travelport Limited, a wholly owned subsidiary of the Company, Travelport Finance (Luxembourg) S.à.r.l., a wholly owned subsidiary of Travelport Limited, and certain other subsidiaries of Travelport Limited terminated the Credit Agreement (including the Loan Documents, as defined therein), dated as of March 16, 2018, by and among Travelport Limited, Travelport Finance (Luxembourg) S.à.r.l., as the borrower, the other guarantors party thereto from time to time, Goldman Sachs Bank USA, as administrative agent, collateral agent and letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time, and all obligations thereunder, other than certain indemnity obligations, were repaid, satisfied and discharged in full.

Satisfaction and Discharge of Indenture. On April 30, 2019, Travelport Corporate Finance PLC, a subsidiary of the Company (the “Issuer”) directed U.S. Bank, National Association, as trustee and collateral agent (the “Trustee”), under the indenture, dated as of March 16, 2018 (the “Indenture”), by and among the Issuer, the guarantors from time to time party thereto and the Trustee, to issue a conditional notice of full redemption to redeem $745 million in aggregate principal amount of the Issuer’s outstanding 6.00% Senior Secured Notes due March 2026 (the “Notes”). On May 30, 2019, in connection with the Merger, the Issuer deposited the redemption price for the Notes with the Trustee, and the Indenture was satisfied and discharged. The Notes were redeemed on May 30, 2019, at a price equal to 100% of their principal amount plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to, but excluding, the redemption date.

Termination of Certain Compensation Plans. At the effective time of the Merger, in connection with the Merger, the Travelport Officer Deferred Compensation Plan and the Travelport Worldwide Limited 2014 Employee Stock Purchase Plan, including the United Kingdom and Ireland subplans, were terminated.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in the Introductory Note and under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

Date: May 30, 2019	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Corporate Secretary